UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2017

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland		21043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
On January 26, 2017, Howard Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the underwriters named therein (collectively, the “Underwriters”), to issue and sell 2,400,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $15.00 per share in an underwritten public offering (the “Offering ”).  As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 360,000 shares of Common Stock to cover over-allotments, if any (the “Over-Allotment Option”).  The Underwriters elected to exercise the Over-Allotment Option in full on January 30, 2017.   The Offering was completed on February 1, 2017 pursuant to the terms of the Underwriting Agreement.  The underwriting discounts and commissions were $0.90 per share sold in the Offering.  The net proceeds of the Offering, after underwriting discounts and estimated expenses, and with exercise of the Over-Allotment Option, were approximately $38.4 million.
The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement.  These representations, warranties and covenants are not factual information to investors about the Company.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.  The description of the material terms of the Underwriting Agreement set forth in this report is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.
Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of securities of the Company, including shares of Common Stock, subject to certain exceptions.
The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-214333) declared effective by the Securities and Exchange Commission on December 13, 2016 (the “Registration Statement”).  The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated January 27, 2017.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
On February 1, 2017, the Company issued a press release (the “Press Release”) announcing the closing of the Offering.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
1.1	Underwriting Agreement dated as of January 26, 2017 between Howard Bancorp, Inc. and Raymond James & Associates, Inc. as Representative of the Underwriters listed on Schedule I thereto

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1 above)

99.1	Press release dated February 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: February 1, 2017

	By:	/s/ George C. Coffman
George C. Coffman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of January 26, 2017 between Howard Bancorp, Inc. and Raymond James & Associates, Inc. as Representative of the Several Underwriters listed on Schedule I thereto
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1 above)
99.1	Press release dated February 1, 2017